HomeStreet, Inc. Names Mark Ruh as Chief Financial Officer

SEATTLE - September 12, 2017 - (BUSINESS WIRE) - HomeStreet, Inc. (Nasdaq:HMST) (“HomeStreet”), the parent company of HomeStreet Bank, has named Mark Ruh as Executive Vice President and Chief Financial Officer, effective September 11, 2017. Mr. Ruh will oversee all aspects of financial management for the $6.6 billion asset institution.
“We welcome Mark’s appointment as the CFO of HomeStreet Inc. and Bank. We expect him to be a key member of management as we grow and diversify our business,” said Mark K. Mason, CEO of HomeStreet. “Since stepping in as the Interim CFO in April, Mark has demonstrated effective leadership in finance, treasury and accounting at HomeStreet. His diverse background - including experience as the turnaround CFO of a commercial bank, as well as financial institution focused private equity investment management experience - brings a fresh perspective to our business strategy.”
On April 24, 2017, Mr. Ruh took on the role of interim Chief Financial Officer for HomeStreet. Prior to joining HomeStreet in January 2017 as Senior Vice President, Corporate Development & Strategic Investments, Mr. Ruh was a Managing Director at Commerce Street Investment Management in Dallas, Texas. Previously, he served as the Chief Financial Officer of Mission Community Bancorp in San Luis Obispo, California, from 2011 to 2012, and was a director of Mountain Commerce Bancorp in Knoxville, Tennessee from 2016 to 2017. Earlier in his career, Mr. Ruh served as a Vice President at Castle Creek Capital LLC in Rancho Santa Fe, California, and was the President & COO of White River Capital, Inc. in Indianapolis, Indiana. He also served five years in the United States Navy as a nuclear submarine officer. Mr. Ruh holds a Bachelor of Science degree in Industrial Engineering from The Pennsylvania State University and two degrees from Northwestern University - a Master of Business Administration (Kellogg School of Management) and a Master of Engineering Management.

Forward-Looking Statements

This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank, and their operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are forward-looking statements. In particular, statements about the anticipated future success of the Company, including the potential benefit of any proposed plan of optimization for the Company, and expectations of management relating to the future operations of the Company are forward looking in nature. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond HomeStreet’s control. You should consider, among other things, the risk factors included in our periodic reports filed with the Securities and Exchange Commission, including but not limited to our most recent Quarterly Report on Form 10-Q for the second quarter of this year, filed on August 8, 2017. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

About HomeStreet, Inc.

HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii through its various operating subsidiaries. The company operates two primary business segments: Mortgage Banking, which originates and purchases single family residential mortgage loans, primarily for sale into the secondary markets; and Commercial & Consumer Banking, including commercial real estate, commercial lending, residential construction lending, retail banking, private banking, investment and insurance services. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com.

HomeStreet, Inc.

Investor Relations:
Gerhard Erdelji, 206-515-4039
gerhard.erdelji@homestreet.com

or

Media Relations:
Michael Brandt, 206-876-5506
michael.brandt@homestreet.com

www.homestreet.com/newsroom
Source: HomeStreet, Inc.